Fiscal Third Quarter Results August 2, 2018 Jerry E. Sheridan President & CEO, AmeriGas Partners 1

About This Presentation This presentation contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read AmeriGas’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the impact of pending and future legal proceedings, liability for uninsured claims and for claims in excess of insurance coverage, political, regulatory and economic conditions in the United States and in foreign countries, the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business, our ability to successfully integrate acquired businesses and achieve anticipated synergies, and the interruption, disruption, failure, malfunction, or breach of our information technology systems, including due to cyber-attack. AmeriGas undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today. In addition, this presentation uses certain non-GAAP financial measures. Please see the appendix for reconciliations of these measures to the most comparable GAAP financial measure. UGI Corporation | Fiscal 2018 Third Quarter Results 2

AmeriGas Third Quarter Recap Jerry E. Sheridan President & CEO, AmeriGas AmeriGas 3

AmeriGas Q3 2018 Earnings Recap Adjusted EBITDA1 • Adjusted EBITDA increased 15% compared to Q3 2017 75 $185.1 ($ in millions) $67.2 • Volume up 4% due to cold and wet April weather 65 $551.2 $58.4 • Unit margins up slightly despite average costs at Mt. 55 Belvieu that were ~40% higher than prior year 45 • Propane costs stable throughout the quarter • 35 Operating expenses up 1% due to increased volume & higher delivery activity after adjusting for MGP accrual 25 Q3 2017 Q3 2018 Expected Q4 Adjusted EBITDA FY18 Guidance Range (August 2, 2018) $40 – 50 million $610 - $620 million Adjusted EBITDA1 Adjusted EBITDA1 UGI Corporation | Fiscal 2018 Third Quarter Results 1Adjusted EBITDA is a non-GAAP measure. See appendix for reconciliation. 4

Growth Initiatives Cylinder Exchange • Volume flat vs. Q3 2017; up 7% YTD • Total locations up 6% vs. Q3 2017 National Accounts • Volume was up 11% vs. Q3 2017 due to April weather • YTD volume up 12% vs. Q3 2017 Q3 Acquisitions • Acquired a business that is expected to add 3 million gallons annually UGI Corporation | Fiscal 2018 Third Quarter Results 5

APPENDIX 6

AmeriGas Supplemental Footnotes • The enclosed supplemental information contains a reconciliation of earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") and Adjusted EBITDA to Net Income. • EBITDA and Adjusted EBITDA are not measures of performance or financial condition under GAAP. Management believes EBITDA and Adjusted EBITDA are meaningful non-GAAP financial measures used by investors to compare the Partnership's operating performance with that of other companies within the propane industry. The Partnership's definitions of EBITDA and Adjusted EBITDA may be different from those used by other companies. • EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss) attributable to AmeriGas Partners, L.P. Management uses EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes or historical cost basis. Management uses Adjusted EBITDA to exclude from AmeriGas Partners’ EBITDA gains and losses that competitors do not necessarily have to provide additional insight into the comparison of year- over-year profitability to that of other master limited partnerships. In view of the omission of interest, income taxes, depreciation and amortization, gains and losses on commodity derivative instruments not associated with current-period transactions, and other gains and losses that competitors do not necessarily have from Adjusted EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant periods. Management also uses Adjusted EBITDA to assess the Partnership's profitability because its parent, UGI Corporation, uses the Partnership's Adjusted EBITDA to assess the profitability of the Partnership, which is one of UGI Corporation’s business segments. UGI Corporation discloses the Partnership's Adjusted EBITDA as the profitability measure for its domestic propane segment. UGI Corporation | Fiscal 2018 Third Quarter Results 7

AmeriGas EBITDA and Adjusted EBITDA (Millions of dollars) Quarter Ended June 30, 2018 2017 EBITDA and Adjusted EBITDA Net loss attributable to AmeriGas Partners $ (74.4) $ (46.8) Income tax expense (a) 0.7 0.6 Interest expense 40.4 40.6 Depreciation 36.0 35.5 Amortization 10.4 10.7 EBITDA 13.1 40.6 (Subtract net gains) add net losses on commodity derivative instruments not associated with current-period transactions (20.3) 6.0 Loss on extinguishments of debt - 4.4 MGP environmental accrual - 7.5 Impairment of Heritage tradenames and trademarks 75.0 - Noncontrolling interest in net losses on commodity derivative instruments, impairment of tradenames and trademarks and MGP accrual (a) (0.6) (0.1) Adjusted EBITDA $ 67.2 $ 58.4 (a) Includes the impact of rounding. UGI Corporation | Fiscal 2018 Third Quarter Results 8

Investor Relations: Brendan Heck 610-456-6608 heckb@ugicorp.com 9